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                                                                    EXHIBIT 23.9

                        CONSENT OF NOMINEE FOR DIRECTOR

The undersigned understands that Bakers Footwear Group, Inc. (the "Company") intends to elect or appoint the undersigned as a member of the Company's board of directors.

The undersigned hereby consents to be named as a director nominee in the Company's Registration Statement on Form S-1 and to serve as a director of the Company if elected or appointed.






                                            /s/ SCOTT C. SCHNUCK
                                            ------------------------------------
                                            Scott C. Schnuck




                                            December 3, 2003